Exhibit 10.1


ALAMCO, INC.

DIRECTORS' DEFERRED INCOME PLAN

EFFECTIVE JUNE 15, 1995


TABLE OF CONTENTS


                                                                            Page

PURPOSE OF PLAN                                                                1

ARTICLE I         DEFINITIONS                                                  2

                  Section 1.01  Annual Retainer                                2
                  Section 1.02  Beneficiary                                    2
                  Section 1.03  Board of Directors                             2
                  Section 1.04  Borrowing Rate                                 2
                  Section 1.05  Change in Control                              2
                  Section 1.06  Code                                           3
                  Section 1.07  Committee                                      3
                  Section 1.08  Company                                        3
                  Section 1.09  Company Voting Securities                      3
                  Section 1.10  Compensation                                   3
                  Section 1.11  Deferred Compensation Account                  3
                  Section 1.12  Director                                       3
                  Section 1.13  Effective Date                                 3
                  Section 1.14  Elective Contributions                         3
                  Section 1.15  Eligible Director                              3
                  Section 1.16  Outstanding Shares                             3
                  Section 1.17  Participant                                    4
                  Section 1.18  Plan                                           4
                  Section 1.19  Plan Year                                      4

ARTICLE II        ADMINISTRATION                                               4

ARTICLE III ELIGIBILITY TO PARTICIPATE IN PLAN                                 4

ARTICLE IV  ELECTIVE CONTRIBUTIONS                                             4

                  Section 4.01  Elective Contributions                         4
                  Section 4.02  Timing of Deferral Elections                   5

ARTICLE V         DETERMINATION OF INVESTMENT INCOME
                  ON DEFERRED COMPENSATION ACCOUNTS                            5

ARTICLE VI  PAYMENT OF BENEFITS                                                5

                  Section 6.01  Timing of Distribution                         5
                  Section 6.02  Distribution Other Than by Reason of Death     5
                  Section 6.03  Death Benefits                                 6

ARTICLE VII MAINTENANCE AND INVESTMENT OF DEFERRED
                  COMPENSATION ACCOUNTS                                        6

                  Section 7.01  Maintenance by Company of Deferred
                                Compensation Accounts                          6
                  Section 7.02  Investment of Deferred Compensation Accounts   6
                  Section 7.03  Rights of Participants Solely to Plan Benefits
                                and Not to any Plan Investments                6

ARTICLE VIII      AMENDMENT OR TERMINATION OF THE PLAN                         7

ARTICLE IX  GOVERNING LAW                                                      7

ARTICLE X         MISCELLANEOUS PROVISIONS                                     7

                  Section 10.01  Non-Assignability of Benefits                 7
                  Section 10.02  Rules of Construction                         7

ARTICLE XI  EXECUTION                                                          7


PURPOSE OF PLAN


            This Plan, known as the Alamco, Inc. Directors' Deferred Income Plan (the "Plan"), is adopted by Alamco, Inc. (the "Company") effective June 15, 1995. The Plan is intended to permit eligible directors of the Company to elect to defer receipt of future compensation that would otherwise be payable in cash currently by the Company and have such deferred amounts credited to individual bookkeeping accounts maintained by the Company in the names of such
Participants.   The Plan is also designed to permit the Company to credit
Participants with deemed investment income upon all such elective contributions.


            The Plan shall be administered in accordance with the rules of the Internal Revenue Code of 1986, as amended ("Code"), applicable to non-qualified deferred compensation plans. It is intended that all contributions and deemed investment income credited to Participants under the Plan will not be taxable to such Participants for Federal income tax purposes until the distribution of such amounts to Participants in accordance with this Plan.

ARTICLE I
DEFINITIONS

            1.01 "Annual Retainer" shall mean the annual rate of payment of the retainer fee payable by the Company to Eligible Directors.

            1.02 "Beneficiary" shall mean the person, persons, entity or entities designated by a Participant to receive the death benefits payable hereunder in the event of the Participant's death.

            1.03 "Board of Directors" shall mean the Board of Directors of the Company.

            1.04 "Borrowing Rate" shall mean the interest rate, as determined by the person serving or acting as the chief financial officer of the Company, equal to (i) the current rate payable by the Company with respect to its unsecured bank debt, if any, or (ii) if the Company currently has no unsecured bank debt, then the current rate payable by the Company with respect to its secured bank debt, if any, or (iii) if the Company currently has no bank debt, then the current prime rate of the Company's primary lender plus three-fourths of one percent (0.75%).

            1.05  "Change in Control" shall mean:

            (a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 15% of the Company Voting Securities unless such acquisition has been approved by the Board of Directors;

            (b) Any election has occurred of persons to the Board of Directors of the Company that causes two-thirds of the Board of Directors to consist of persons other than (i) persons who were members of the Board of Directors on the Effective Date and (ii) persons who were nominated for elections as members of the Board of Directors at a time when two-thirds of the Board of Directors consisted of persons who were members of the Board of Directors on the Effective Date; provided, however, that any person nominated for election by a Board of Directors at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board of Directors shall, for this purpose, be deemed to have been nominated by a Board of Directors composed of persons described in clause (i);

            (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Shares and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than eighty (80%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Shares and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

            (d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all the assets of the Company.

            1.06 "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

            1.07 "Committee" shall mean the Compensation Committee of the Board of Directors.

            1.08 "Company" shall mean Alamco, Inc., a Delaware corporation, and any successor-in-interest thereto.

            1.09 "Company Voting Securities" shall mean the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of the Board of Directors.

            1.10 "Compensation" shall mean all cash remuneration that an Eligible Director is entitled to receive from the Company for services as a director. Non-cash remuneration shall not be subject to deferral under this Plan.

            1.11 "Deferred Compensation Account" shall mean each of the bookkeeping accounts established and maintained by the Company for Participants under the Plan for purposes of reflecting the Participant's Elective Contributions and the deemed investment income with respect to deferred amounts, net of any and all distributions of any of such amounts.

            1.12  "Director" shall mean a member of the Board of Directors.

            1.13  "Effective Date" shall mean June 15, 1995.

            1.14 "Elective Contributions" shall mean the amount of Compensation not yet earned by a Participant which the Participant elects to defer under the Plan pursuant to Article IV.

            1.15 "Eligible Director" shall mean each Director who receives an Annual Retainer from the Company.

            1.16 "Outstanding Shares" shall mean, at any time, the issued and outstanding Shares of Common Stock of the Company.

            1.17 "Participant" shall mean an Eligible Director who has elected to participate in the Plan and who has a Deferred Compensation Account under the Plan.

            1.18 "Plan" shall mean the Alamco, Inc. Directors' Deferred Income Plan, effective June 15, 1995, as set forth herein and as the same may be amended from time to time.

            1.19 "Plan Year" shall mean each period from the date of the Annual Meeting of the Company's Stockholders in one year to the day before the date of the Annual Meeting of the Stockholders in the following year; provided, however, that the first Plan Year shall begin on the Effective Date and end on the day before the date of the 1996 Annual Meeting of Stockholders.


ARTICLE II
ADMINISTRATION

            The Committee shall implement and administer the Plan. The Committee shall have the full power, authority and discretion to interpret and administer the Plan provisions. In implementation of this responsibility, the Committee may adopt rules, procedures or regulations relative to the administration of the Plan. Members of the Committee shall not be liable for any action taken or decision made in good faith relating to the Plan. The determination by the Committee as to any issue arising under the Plan, including questions of construction and interpretation of the Plan, shall be final, binding and conclusive upon the Participant, his Beneficiary and all other persons.


ARTICLE III
ELIGIBILITY TO PARTICIPATE IN PLAN

            Any Eligible Director shall be eligible to participate in the Plan upon the later of (i) the date on which he becomes an Eligible Director or (ii) the Effective Date. An Eligible Director who becomes a Participant shall continue to be a Participant until such time as his Deferred Compensation Account has been completely distributed to him or his Beneficiary.

ARTICLE IV
ELECTIVE CONTRIBUTIONS

            4.01 Elective Contributions. An Eligible Director may elect to participate in the Plan by executing an irrevocable written agreement authorizing the Company to withhold all or a portion of his Compensation for a Plan Year. Elective Contributions shall be either in increments of one percent (1%) of the Participant's Compensation or in multiples of one thousand dollars ($1,000). Such written agreement shall also set forth (i) the Eligible Director's election of a distribution method as described in Section 6.02 and
(ii) if different from the date specified in Section 6.01, the date as of which the Eligible Director elects to have his/her distribution made or commenced, provided that any such date elected by the Eligible Director shall be not less than one (1) year from date of such written deferral agreement.

            4.02  Timing of Deferral Elections.   Deferral elections with
respect to Compensation for a Plan Year shall be made prior to the first day of such Plan Year; provided, however, that the Committee may issue uniform procedures allowing new Eligible Directors to make initial deferral elections within a short time after the date they first become Eligible Directors if the Committee, in its sole discretion, is satisfied that such deferral elections are consistent with the rules governing the deferral of taxation of amounts so deferred.

ARTICLE V
DETERMINATION OF INVESTMENT INCOME
ON DEFERRED COMPENSATION ACCOUNTS

            Until a Participant's Deferred Compensation Account is fully distributed, deemed investment income shall be allocable to such Deferred Compensation Accounts at a rate of interest equal to the Borrowing Rate as of the date such deemed investment income is to be calculated. Deemed investment income shall be allocated to Participants' Accounts as of the last day of each calendar month and as of such other dates as the Committee shall determine.


ARTICLE VI
PAYMENT OF BENEFITS

            6.01 Timing of Distribution. Each Participant's Deferred Compensation Account shall be distributed, or commence to be distributed, to the Participant within sixty (60) days after the occurrence of the earlier of (i) the date of termination of the Participant's service as a Director on account of resignation, retirement, disability, death or any other reason and (ii) the date on which a Change in Control occurs. The Participant may, prior to his or her commencement of participation hereunder (or at such other time as the Committee may permit after consulting with counsel with respect to the tax consequences thereof), designate a date as of which distributions shall be made or commence, if earlier than the dates specified in clauses (i) or (ii) above.

            6.02 Distribution Other Than by Reason of Death. If and when a Participant becomes entitled to a distribution in accordance with Section 6.01, other than by reason of the death of the Participant, at the sole election of the Participant, the Participant's Deferred Compensation Account shall be made to him in one of the following forms:

            (a) Lump sum payment in cash of the value of the Participant's Deferred Compensation Account as of the last day of the month immediately preceding the month in which such payment is made; or

            (b) Substantially equal quarterly or annual payments in cash over a period of five (5), ten (10) or fifteen (15) years, with each such installment being equal to the balance credited to the Participant's Deferred Corporation Account as of the last day of the month immediately preceding the month in which such installment is paid divided by the number of installments which remain to be paid (including the current installment being computed). If a Participant who elects installment payments dies before all such payments have been completed, the remaining benefits shall be paid to the Participant's Beneficiary either in a lump sum or in accordance with the original installment payment schedule, as elected by the Participant as part of his or her original distribution election.

A Participant's election of a method of distribution shall be made prior to the commencement of his or her participation under this Plan and shall be irrevocable and never subject to change except prospectively, unless otherwise determined by the Committee after consulting with counsel with respect to the tax consequences of such a change.

            6.03 Death Benefits. In the event that the Participant dies prior to the date his distribution is made or commenced pursuant to Section 6.02, the Participant's Beneficiary shall receive a lump sum death benefit in cash equal to the value of the Participant's Deferred Compensation Account as of the last day of the month immediately preceding the month in which such death benefit is paid.


ARTICLE VII
MAINTENANCE AND INVESTMENT
OF DEFERRED COMPENSATION ACCOUNTS

            7.01 Maintenance by Company of Deferred Compensation Accounts. The Company shall establish and maintain on its books a Deferred Compensation Account for each Participant. Each Participant's Deferred Compensation Account shall be credited with the amount of the Participant's Elective Contributions for such Plan Year at the time or times during such Plan Year that the Participant's Compensation become subject to his deferral election and shall be adjusted to reflect deemed investment income as provided in Article V and with any distributions during the Plan Year pursuant to Article VI.

            7.02 Investment of Deferred Compensation Accounts. It is the intention of the Company that the Plan be an unfunded plan for purposes of the Code and the Employee Retirement Income Security Act of 1974, as amended. The Company shall be free to invest or not invest Deferred Compensation Accounts as the Company in its sole discretion shall determine. Any investments which the Company determines to make with respect to the assets allocated to the Deferred Compensation Accounts shall remain, until distributed to Participants and their Beneficiaries in accordance with the terms of the Plan, assets of the Company and subject to the general creditors of the Company. The Company may in its discretion establish a grantor trust for use in funding the benefits under the Plan with a Trustee to be selected by the Company or establish such other investment vehicle as the Board of Directors may determine.

            7.03 Rights of Participants Solely to Plan Benefits and Not to any Plan Investments. In the event that the Company determines to invest Deferred Compensation Accounts in a grantor trust, insurance contract or other investment vehicle, no Participant, Beneficiary or any other person shall at any time have any right to all or any portion of any of such invested assets. The sole claim of any Participant or Beneficiary hereunder shall be to any benefit provided hereunder. Any grantor trust, insurance contract or other investment of Deferred Compensation Accounts established in the sole discretion of the Company shall be subject at all times to the claims of the Company's general creditors. Participants shall have the status of general unsecured creditors of the Company and the Plan shall constitute a mere promise by the Company to make benefit payments in the future.




ARTICLE VIII
AMENDMENT OR TERMINATION OF THE PLAN

            The Board of Directors shall have the right to amend or terminate the Plan at any time; provided, however, that no such amendment or termination of the Plan will adversely affect any benefit theretofore accrued by any Participant under the Plan. In the event of termination of the Plan, each Participant's Deferred Compensation Account shall continue to accrue investment income until the occurrence of an event giving rise to distribution of any Deferred Compensation Account as provided in the Plan.


ARTICLE IX
GOVERNING LAW

            The Plan shall be governed by the laws of the State of Delaware other than the conflict of law provisions of such laws.


ARTICLE X
MISCELLANEOUS PROVISIONS

            10.01 Non-Assignability of Benefits. A Participant's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's Beneficiary.

            10.02 Rules of Construction. Masculine terms contained in the Plan shall be construed to contain the feminine, and singular terms shall be construed to include the plural, wherever necessary for a reasonable interpretation of the Plan.


ARTICLE XI
EXECUTION

            To record the adoption of this Plan, the Company has caused its appropriate officer to affix his name hereto as of the 15th day of June, 1995.



            ATTEST:                                   ALAMCO, INC

            ALAMCO, INC.

                 /s/ Jane Merandi                           /s/ John L. Schwager
            By:  --------------------------           By:  ---------------------